Two Harbors Investment Corp. Reports Fourth Quarter 2015 Financial Results
Significant Capital Reallocation in 2015
NEW YORK, February 3, 2016 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended December 31, 2015.
2015 Summary

•
Sponsored seven securitizations issuing securities backed by approximately $2.0 billion in unpaid principal balance (UPB) of prime jumbo residential mortgage loans, attaining stated goal of sponsoring six to ten during the year.

•	Substantially developed commercial real estate effort including adding senior and mezzanine commercial real estate assets with an aggregate carrying value of $661.0 million at December 31, 2015.

•	Added six flow-sale MSR relationships and completed four bulk MSR acquisitions.

•	Generated total annual return on book value of 0.5%, after accounting for dividends of $1.04.(1)

•	Repurchased 13.7 million shares, at an average price of $8.43 per share, which was accretive to book value by $0.07 per share.
Quarterly Summary

•	Repurchased 12.3 million shares of common stock at an average price of $8.37 per share, which was accretive to book value by $0.06 per share.

•	Added commercial real estate assets with an aggregate carrying value of $371.9 million.

•	Book value was $10.11 per common share, representing a 0.7%(2) quarterly total return on book value, after accounting for a dividend of $0.26 per share.

•	Reported Core Earnings of $72.1 million, or $0.20 per weighted average common share.(3)

•	Sponsored a securitization issuing securities backed by approximately $332.8 million UPB of prime jumbo residential mortgage loans.

“We are proud of our achievements in 2015. During the year, we sponsored seven prime jumbo securitizations and were a leading issuer in the market.  We also added MSR through both flow-sale and bulk purchases,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Additionally, we completed the build out of our commercial real estate team and began deploying capital to these assets.  We believe allocating resources and capital thusly will build franchise value for our stockholders over the long-term.”

(1)
Return on book value for the year ended December 31, 2015 is defined as the decrease in book value from December 31, 2014 to December 31, 2015 of $0.99, plus dividends declared of $1.04, divided by the December 31, 2014 book value of $11.10 per share.

(2)
Return on book value for the quarter ended December 31, 2015 is defined as the decrease in book value from September 30, 2015 to December 31, 2015 of $0.19, plus the dividend declared of $0.26 per share, divided by September 30, 2015 book value of $10.30 per share.

(3)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2015:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended December 31, 2015			Year Ended December 31, 2015
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Core Earnings(1)	$72,133	$0.20	7.8%	$325,781	$0.89	8.2%
GAAP Net Income	$210,706	$0.59	22.7%	$492,210	$1.35	12.5%
Comprehensive Loss	$(3,234)	$(0.01)	(0.3)%	$(4,518)	$(0.01)	(0.1)%

Operating Metrics
Dividend per common share	$0.26
Book value per share at period end	$10.11
Other operating expenses as a percentage of average equity	1.7%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2015 of $72.1 million, or $0.20 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2015 of $79.4 million, or $0.22 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 7.8% and 8.1% for the quarters ended December 31, 2015 and September 30, 2015, respectively.

For the fourth quarter of 2015, the company recognized:

•	net realized gains on RMBS and mortgage loans held-for-sale of $100.5 million, net of tax;

•	unrealized losses on RMBS and mortgage loans held-for-sale of $14.7 million, net of tax;

•	net losses of $77.7 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains of $134.2 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank (FHLB) of Des Moines advances;

•	net realized and unrealized losses on other derivative instruments of approximately $6.9 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $7.0 million, net of tax;

•	a net decrease in fair value of $0.2 million(2) on MSR, net of tax; and

•	securitization deal costs of $0.8 million, net of tax.

(2)
Decrease in fair value on MSR, net of tax, of $0.2 million is comprised of a increase in fair value of $11.3 million, net of tax, excluded from Core Earnings and $11.5 million, net of tax, of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $210.7 million, or $0.59 per weighted average common share outstanding, for the quarter ended December 31, 2015, as compared to a GAAP Net Loss of $34.8 million, or $0.09 per weighted average common share outstanding, for the quarter ended September 30, 2015. On a GAAP Net Income basis, the company recognized an annualized return on average equity of 22.7% and (3.5%) for the quarters ended December 31, 2015 and September 30, 2015, respectively.

The company reported a Comprehensive Loss of $3.2 million, or $0.01 per weighted average common share outstanding, for the quarter ended December 31, 2015, as compared to a Comprehensive Loss of $92.8 million, or $0.25 per weighted average common share outstanding, for the quarter ended September 30, 2015. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of (0.3%) and (9.4%) for the quarters ended December 31, 2015 and September 30, 2015, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended December 31, 2015. The annualized dividend yield on the company’s common stock for the fourth quarter of 2015, based on the December 31, 2015 closing price of $8.10, was 12.8%.

The company’s book value per share, after taking into account the fourth quarter 2015 dividend of $0.26 per share, was $10.11 as of December 31, 2015, compared to $10.30 as of September 30, 2015, which represented a total return on book value for the fourth quarter of 2015 of 0.7%.(1) For the year ended December 31, 2015, the company reported a total return on book value of 0.5%.(2)

Other operating expenses for the quarter ended December 31, 2015 were approximately $16.1 million, or 1.7% of average equity, compared to approximately $16.1 million, or 1.6% of average equity, for the quarter ended September 30, 2015.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate assets. As of December 31, 2015, the total value of the company’s portfolio was $11.1 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $6.6 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2015. The credit strategy consisted of $3.8 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of December 31, 2015. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $661.0 million as of December 31, 2015.

For the quarter ended December 31, 2015, the annualized yield on the company’s average aggregate portfolio was 4.56% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.30%. This resulted in a net interest rate spread of 3.26%.

(1)
Return on book value for the quarter ended December 31, 2015 is defined as the decrease in book value from September 30, 2015 to December 31, 2015 of $0.19, plus the dividend declared of $0.26 per share, divided by September 30, 2015 book value of $10.30 per share.

(2)
Return on book value for the year ended December 31, 2015 is defined as the decrease in book value from December 31, 2014 to December 31, 2015 of $0.99, plus dividends declared of $1.04, divided by the December 31, 2014 book value of $11.10 per share.

RMBS and Agency Derivatives
For the quarter ended December 31, 2015, the annualized yield on average RMBS and Agency Derivatives was 4.4%, consisting of an annualized yield of 3.5% in Agency RMBS and Agency Derivatives and 7.8% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 10.3% for Agency RMBS and Agency Derivatives held as of December 31, 2015, as compared to 9.7% for those securities held as of September 30, 2015. The weighted average cost basis of the principal and interest Agency portfolio was 108.1% of par as of December 31, 2015 and 108.0% of par as of September 30, 2015. The net premium amortization was $25.3 million and $34.7 million for the quarters ended December 31, 2015 and September 30, 2015, respectively.

The company experienced a three-month average CPR of 6.2% for non-Agency principal and interest RMBS held as of December 31, 2015, as compared to 6.9% for those securities held as of September 30, 2015. The weighted average cost basis of the non-Agency portfolio was 60.4% of par as of December 31, 2015, compared to 63.7% of par as of September 30, 2015. The discount accretion was $19.2 million for the quarter ended December 31, 2015, compared to $24.1 million for the quarter ended September 30, 2015. The total net discount remaining was $1.1 billion as of December 31, 2015, compared to $1.3 billion as of September 30, 2015, with $0.4 billion designated as credit reserve as of December 31, 2015.

As of December 31, 2015, fixed-rate investments composed 75.7% and adjustable-rate investments composed 24.3% of the company’s RMBS and Agency Derivatives portfolio.

As of December 31, 2015, the company had residential mortgage loans held-for-investment with a carrying value of $3.2 billion and the company’s collateralized borrowings had a carrying value of $2.0 billion, resulting in net economic interests in consolidated securitization trusts of $1.2 billion.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $51.4 billion as of December 31, 2015. The MSR had a fair market value of $493.7 million as of December 31, 2015, and the company recognized unrealized losses of $3.3 million during the quarter ended December 31, 2015.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $32.8 million of servicing income, $7.3 million in servicing expenses and $0.8 million in reserve expense for representation and warranty obligations during the quarter ended December 31, 2015.

Residential Mortgage Loans Held-for-Sale
As of December 31, 2015, the company held prime jumbo residential mortgage loans with a fair market value of $764.3 million and had outstanding purchase commitments to acquire an additional $286.1 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarter ended December 31, 2015, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.0%, as compared to 3.9% for the quarter ended September 30, 2015.

During the quarter, the company sponsored a securitization, Agate Bay Mortgage Trust 2015-7. The trust issued securities backed by approximately $332.8 million UPB of prime jumbo residential mortgage loans.

Commercial Real Estate
The Company originates and acquires senior and mezzanine commercial real estate assets.  These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily and hotel properties.

As of December 31, 2015, the company held commercial real estate assets with an aggregate carrying value of $661.0 million. For the quarter ended December 31, 2015 the annualized yield on commercial real estate assets was 6.0% as compared to 7.9% for the quarter ended September 30, 2015.

Other Investments and Risk Management Derivatives
The company held $297.0 million notional of net long TBAs as of December 31, 2015, which are accounted for as derivative instruments in accordance with U.S. GAAP.

As of December 31, 2015, the company was a party to interest rate swaps and swaptions with a notional amount of  $19.5 billion. Of this amount, $7.9 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $6.4 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $5.2 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2015		As of December 31, 2014
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$5,864,294	52.7%	$11,164,032	69.6%
Hybrid ARMs	108,596	1.0%	128,285	0.8%
Total Agency	5,972,890	53.7%	11,292,317	70.4%
Agency Derivatives	157,906	1.4%	186,404	1.2%
Mortgage servicing rights	493,688	4.4%	452,006	2.8%
Ginnie Mae buyout residential mortgage loans	36,069	0.3%	—	—%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,313,695	11.8%	2,370,435	14.8%
Mezzanine Bonds	532,572	4.8%	670,421	4.2%
Non-Agency Other	6,163	0.1%	7,929	—%
Total Non-Agency	1,852,430	16.7%	3,048,785	19.0%
Net Economic Interest in Securitization(1)	1,173,617	10.6%	535,083	3.3%
Residential mortgage loans held-for-sale	775,362	7.0%	535,712	3.3%
Commercial real estate assets	660,953	5.9%	—	—%
Aggregate Portfolio	$11,122,915		$16,050,307
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics	Three Months Ended December 31, 2015
	(unaudited)
Annualized portfolio yield during the quarter	4.56%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.8%
Credit Strategy
Non-Agency RMBS, Legacy(1)	8.4%
Non-Agency RMBS, New issue(1)	4.0%
Net economic interest in securitizations	4.6%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	4.0%
Credit sensitive residential mortgage loans	4.6%
Commercial Strategy	6.0%

Annualized cost of funds on average borrowing balance during the quarter(2)	1.30%
Annualized interest rate spread for aggregate portfolio during the quarter	3.26%
Debt-to-equity ratio at period-end(3)	2.5	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of December 31, 2015
Weighted average cost basis of principal and interest securities
Agency(4)	$108.10
Non-Agency(5)	$60.42
Weighted average three month CPR
Agency	10.3%
Non-Agency	6.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	75.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	24.3%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency RMBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $55.80 at December 31, 2015.

“In 2015, we reallocated capital to the mortgage loan conduit, MSR and commercial real estate assets, increasing the capital allocation to 38% at year end from 22% at December 31, 2014, ” stated Bill Roth, Two Harbors’ Chief Investment Officer. “While this transition created a drag on core earnings, we believe this repositions our portfolio to drive attractive stockholder returns over the long-term.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets divided by total equity, of 2.5:1.0 and 3.1:1.0 as of December 31, 2015 and September 30, 2015, respectively.

As of December 31, 2015, the company had outstanding $5.0 billion of repurchase agreements funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets with 21 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.1% as of December 31, 2015.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2015, TH Insurance had $3.8 billion in outstanding secured advances with a weighted average borrowing rate of 0.58%, and had an additional $215.0 million of available uncommitted credit for borrowings.

As of December 31, 2015, the company’s aggregate repurchase agreements and FHLB advances funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets had 5.6 weighted average years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances and the related cost of funds:

As of December 31, 2015
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$5,709,003
Mortgage servicing rights	—
Non-Agency RMBS	1,278,214
Net economic interests in consolidated securitization trusts(1)	983,290
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	596,156
Credit sensitive residential mortgage loans	—
Commercial real estate assets	226,611
$8,793,274

Cost of Funds Metrics	Three Months Ended December 31, 2015
(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.8%
Agency RMBS and Agency Derivatives	0.5%
Mortgage servicing rights	—%
Non-Agency RMBS	2.0%
Net economic interests in consolidated securitization trusts(1)	0.8%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.5%
Credit sensitive residential mortgage loans	—%
Commercial real estate assets	1.2%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with U.S. GAAP.

On January 12, 2016, the Federal Housing Finance Agency (FHFA) released final rules that exclude captive insurers from holding membership in the FHLB system. As a result, at the end of a 5-year grace period, TH Insurance's FHLB membership will terminate, though outstanding advances will be allowed to expire at their stated maturity.

Share Repurchase Program
During the fourth quarter, the company repurchased 12.3 million shares of its common stock pursuant to its share repurchase program at an average price of $8.37 per share, which was accretive to book value by $0.06 per share, for a total cost of $102.7 million. For the year ended December 31, 2015, the company repurchased 13.7 million shares, for a total cost of $115.2 million. Since the inception of the program, through December 31, 2015, the company had repurchased an aggregate of 16.1 million shares at a cost of $139.1 million, with an additional 8.9 million shares remaining available for purchase pursuant to its share repurchase program.

Subsequent to year end, the company disclosed that its Board of Directors had authorized the repurchase of up to an additional 50 million shares of common stock pursuant to the company’s ongoing share repurchase program.

Dividends and Taxable Income
The company declared cash dividends to stockholders of $1.04 per share during the 2015 taxable year.  As a REIT, the company fulfilled its requirement to distribute at least 90% of its taxable income to stockholders.

2016 Dividend Outlook
The company expects to issue a dividend of $0.23 per share for the first quarter of 2016, subject to approval by its Board of Directors. The company anticipates that a quarterly dividend level of $0.23 per share will be sustainable for the year.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 4, 2016 at 9:00 a.m. EST to discuss fourth quarter 2015 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 15148357, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 4, 2016, through 12:00 a.m. EST on February 11, 2016. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 15148357. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Investor and Media Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.hugen@twoharborsinvestment.com
# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$7,825,320	$14,341,102
Trading securities, at fair value	—	1,997,656
Residential mortgage loans held-for-sale, at fair value	811,431	535,712
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,173,727	1,744,746
Commercial real estate assets	660,953	—
Mortgage servicing rights, at fair value	493,688	452,006
Cash and cash equivalents	737,831	1,005,792
Restricted cash	262,562	336,771
Accrued interest receivable	49,970	65,529
Due from counterparties	17,206	35,625
Derivative assets, at fair value	271,509	380,791
Other assets	271,575	188,579
Total Assets	$14,575,772	$21,084,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$5,008,274	$12,932,463
Collateralized borrowings in securitization trusts, at fair value	2,000,110	1,209,663
Federal Home Loan Bank advances	3,785,000	2,500,000
Derivative liabilities, at fair value	7,285	90,233
Due to counterparties	34,294	124,206
Dividends payable	92,016	95,263
Other liabilities	72,232	64,439
Total Liabilities	$10,999,211	$17,016,267

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 353,906,807 and 366,395,920 shares issued and outstanding, respectively	3,539	3,664
Additional paid-in capital	3,705,519	3,811,027
Accumulated other comprehensive income	359,061	855,789
Cumulative earnings	1,684,755	1,195,536
Cumulative distributions to stockholders	(2,176,313)	(1,797,974)
Total Stockholders’ Equity	3,576,561	4,068,042
Total Liabilities and Stockholders’ Equity	$14,575,772	$21,084,309

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$88,543	$131,694	$458,515	$506,268
Trading securities	—	4,739	8,676	12,913
Residential mortgage loans held-for-sale	7,698	3,536	28,966	16,089
Residential mortgage loans held-for-investment in securitization trusts	30,832	16,040	95,740	41,220
Commercial real estate assets	6,297	—	9,138	—
Cash and cash equivalents	235	211	902	717
Total interest income	133,605	156,220	601,937	577,207
Interest expense:
Repurchase agreements	14,851	19,493	73,049	76,177
Collateralized borrowings in securitization trusts	17,815	10,137	57,216	26,760
Federal Home Loan Bank advances	3,909	2,074	11,921	4,513
Total interest expense	36,575	31,704	142,186	107,450
Net interest income	97,030	124,516	459,751	469,757
Other-than-temporary impairment losses	—	(180)	(535)	(392)
Other income (loss):
Gain (loss) on investment securities	99,867	28,697	363,379	87,201
Gain (loss) on interest rate swap and swaption agreements	42,526	(152,619)	(210,621)	(345,647)
Loss on other derivative instruments	(2,077)	(5,184)	(5,049)	(17,529)
(Loss) gain on residential mortgage loans held-for-sale	(4,015)	11,064	14,285	17,297
Servicing income	32,799	31,587	127,412	128,160
Loss on servicing asset	(3,267)	(55,346)	(99,584)	(128,388)
Other (loss) income	(5,525)	(1,409)	(21,790)	18,539
Total other income (loss)	160,308	(143,210)	168,032	(240,367)
Expenses:
Management fees	12,270	12,244	50,294	48,803
Securitization deal costs	1,200	1,283	8,971	4,638
Servicing expenses	8,252	1,330	28,101	25,925
Other operating expenses	16,130	14,950	64,162	56,231
Total expenses	37,852	29,807	151,528	135,597
Income (loss) before income taxes	219,486	(48,681)	475,720	93,401
Provision for (benefit from) income taxes	8,780	(11,718)	(16,490)	(73,738)
Net income (loss)	$210,706	$(36,963)	$492,210	$167,139
Basic and diluted earnings (loss) per weighted average common share	$0.59	$(0.10)	$1.35	$0.46
Dividends declared per common share	$0.26	$0.26	$1.04	$1.04
Basic and diluted weighted average number of shares of common stock outstanding	360,090,432	366,230,566	365,247,738	366,011,855

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Comprehensive (loss) income:
Net income (loss)	$210,706	$(36,963)	$492,210	$167,139
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(213,940)	79,141	(496,728)	411,054
Other comprehensive (loss) income	(213,940)	79,141	(496,728)	411,054
Comprehensive (loss) income	$(3,234)	$42,178	$(4,518)	$578,193

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015		2014
	(unaudited)		(unaudited)
Reconciliation of net income (loss) to Core Earnings:

Net income (loss)	$210,706	$(36,963)	$492,210		$167,139

Adjustments for non-core earnings:
Gain on sale of securities and residential mortgage loans, net of tax	(100,548)	(30,447)	(371,080)		(95,175)
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax	14,668	(3,983)	19,612		(1,191)
Other-than-temporary impairment loss, net of tax	—	180	535		392
Realized loss on termination or expiration of swaps and swaptions, net of tax	77,672	8,458	190,242		42,938
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	(134,182)	103,239	(91,874)		157,972
Loss on other derivative instruments, net of tax	6,880	6,028	17,108		20,113
Realized and unrealized loss (gain) on financing securitizations, net of tax	6,997	2,129	26,384		(16,854)
Realized and unrealized (gain) loss on mortgage servicing rights, net of tax	(11,342)	36,978	36,607		64,320
Securitization deal costs, net of tax	780	834	5,831		3,015
Amortization of business combination intangible assets, net of tax	—	—	—		346
Change in representation and warranty reserve, net of tax	502	(3,345)	206		793
Core Earnings(1)	$72,133	$83,108	$325,781	(2)	$343,808

Weighted average shares outstanding	360,090,432	366,230,566	365,247,738		366,011,855

Core Earnings per weighted average share outstanding	$0.20	$0.23	$0.89		$0.94
________________

(1)
Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

(2)
Effective July 1, 2015, we refined the MSR amortization methodology utilized for Core Earnings. If this methodology was applied retroactively to the first 6 months of 2015, it would have resulted in an additional $8.6 million expense, net of tax, or $0.03 per weighted average share for that period.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(unaudited)
Net Interest Income:
Interest income	$133.6	$152.8	$152.5	$163.0	$156.2
Interest expense	36.6	37.0	35.0	33.5	31.7
Net interest income	97.0	115.8	117.5	129.5	124.5
Other income (loss):
Interest spread on interest rate swaps	(12.6)	(19.4)	(26.2)	(27.5)	(32.2)
Interest spread on other derivative instruments	6.0	5.6	6.4	7.7	7.0
Servicing income, net of amortization(1)	16.8	10.8	17.2	19.1	17.9
Other income	1.4	1.1	1.0	1.0	0.7
Total other income (loss)	11.6	(1.9)	(1.6)	0.3	(6.6)
Expenses	35.8	35.6	35.3	35.4	33.7
Core Earnings before income taxes	72.8	78.3	80.6	94.4	84.2
Income tax expense (benefit)	0.7	(1.1)	0.4	0.3	1.1
Core Earnings	$72.1	$79.4	$80.2	$94.1	$83.1
Basic and diluted weighted average Core EPS	$0.20	$0.22	$0.22	$0.26	$0.23
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.